Exhibit 99.2

Magenta Therapeutics Announces Pricing of Public Offering

CAMBRIDGE, Mass.--(BUSINESS WIRE)--June 24, 2020—Magenta Therapeutics, Inc. (Nasdaq: MGTA), a clinical-stage biotechnology company developing novel medicines to bring the curative power of stem cell transplant to more patients, announced the pricing of an underwritten public offering of 7,500,000 shares of its common stock at a public offering price of $8.00 per share. Magenta also granted the underwriters a 30-day option to purchase up to an additional 1,125,000 shares of its common stock. The gross proceeds from the offering, before deducting underwriting discounts and commissions and estimated offering expenses, are expected to be $60.0 million, excluding any exercise of the underwriters’ option to purchase additional shares. All of the shares in the offering are to be sold by Magenta.

Goldman Sachs & Co. LLC and Cowen are acting as joint bookrunning managers for the offering. The offering is expected to close on or about June 29, 2020, subject to customary closing conditions.

The securities described may be offered pursuant to a shelf registration statement on Form S-3 (File No. 333-233127), including a base prospectus. A preliminary prospectus supplement and accompanying prospectus relating to and describing the terms of the offering was filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 24, 2020. The final prospectus supplement relating to the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. When available, copies of the final prospectus supplement and the accompanying prospectus relating to these shares may also be obtained from: Goldman Sachs & Co. LLC, Attn: Prospectus Department, 200 West Street, New York, NY 10282, telephone: 866-471-2526, facsimile: 212-902-9316, e-mail: prospectus-ny@ny.email.gs.com; or Cowen and Company, LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, Attn: Prospectus Department, by telephone at (833) 297-2926, or by email at PostSaleManualRequests@broadridge.com.

Important Information

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any offer or sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Magenta Therapeutics

Headquartered in Cambridge, Mass., Magenta Therapeutics is a clinical-stage biotechnology company developing novel medicines for patients with autoimmune diseases, blood cancers and genetic diseases. By creating a platform focused on critical areas of unmet need, Magenta Therapeutics aims to develop an integrated approach to allow more patients to receive one-time, curative therapies by making the process more effective, safer and easier.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The use of words such as “may,” “will,” “could,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “seeks,” “endeavor,” “potential,” “continue” or the negative of such words or other similar expressions can be used to identify forward-looking statements. Any forward-looking statements in this press release, such as statements regarding completion, timing and anticipated size of the proposed offering and the anticipated use of proceeds therefrom, are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, uncertainties related to market conditions and the completion of the public offering on the anticipated terms, or at all. These and other risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in Magenta’s Annual Report on Form 10-K filed on March 3, 2020, as updated by its most recent Quarterly Report on Form 10-Q and its other filings made with the SEC from time to time, including those contained or incorporated by reference in the preliminary prospectus supplement and accompanying prospectus related to the public offering filed with the SEC. Although Magenta’s forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by Magenta. As a result, you are cautioned not to rely on these forward-looking statements. Any forward-looking statement made in this press release speaks only as of the date on which it is made. Magenta undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Magenta Therapeutics:

Source: Magenta Therapeutics, Inc.

Magenta Therapeutics:

Manisha Pai, Vice President, Communications & Investor Relations

617-510-9193

mpai@magentatx.com

Lyndsey Scull, Director, Corporate Communications

202-213-7086